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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fulham Acquisition LLC

We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (Registration No. 333-87260) relating to the Fortune Brands, Inc. 2002 Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-133717) relating to the Fortune Brands Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-133716) relating to the Fortune Brands Hourly Employee Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 033-58865) relating to the Fortune Brands, Inc. 1990 Long-Term Incentive Plan, the Registration Statement on Form S-8 (Registration No. 333-95909) relating to the Fortune Brands, Inc. 1999 Long-Term Incentive Plan, the Registration Statement on Form S-8 (Registration No. 333-51173) relating to the Fortune Brands, Inc. Non-Employee Director Stock Option Plan, the Registration Statement on Form S-8 (Registration No. 333-133712) relating to the Future Brands LLC Retirement Savings Plan, the Registration Statement on Form S-8 (Registration No. 333-124448) relating to the Fortune Brands, Inc. 2005 Non-Employee Director Stock Plan, the Registration Statement on Form S-8 (Registration No. 333-115350) relating to the Fortune Brands, Inc. 2003 Long-Term Incentive Plan and the prospectuses related thereto and (b) the Registration Statement and Post-Effective Amendments on Form S-3 (Registration Nos. 333-113855, 333-76371 and 333-134079) of Fortune Brands, Inc. of our report dated February 20, 2006 with respect to the consolidated balance sheet of Fulham Acquisition Corp. and subsidiaries as of December 31, 2005 and the related consolidated statements of operations, stockholder's equity and cash flows for the period from July 26, 2005 to December 31, 2005 which report appears in the December 31, 2006 annual report on Form 10-K of Fortune Brands, Inc. dated February 28, 2007.

KPMG Audit Plc
Chartered Accountants
London, England
February 22, 2007

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Consent of Independent Registered Public Accounting Firm